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                                                                    EXHIBIT 4.14


                        DEBENTURE SUBSCRIPTION AGREEMENT


        DEBENTURE SUBSCRIPTION AGREEMENT, dated as of March 28, 2001 (this "Agreement"), between Hawthorne Financial Corporation, a Delaware corporation (the "Company"), and HFC Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), relating to the 10.18% Junior Subordinated Deferrable Interest Debentures due June 8, 2031, (the "Junior Subordinated Debentures"), issuable pursuant to an Indenture, dated as of March 28, 2001 (the "Indenture"), between the Company and Wilmington Trust Company, as Debenture Trustee. Capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed thereto in the Subscription Agreement (as defined below).

        WHEREAS, the Company, the Trust and the Purchaser named therein have entered into a Capital Securities Subscription Agreement, dated March 21, 2001 (the "Subscription Agreement"), in connection with the issuance and sale of 10.18% MMCapS(SM) (liquidation amount of $1,000 per security) (the "Capital Securities") by the Trust; and

        WHEREAS, the Company and the Trust have entered into a Common Securities Subscription Agreement, dated March 28, 2001, in connection with the issuance and sale of 10.18% Common Securities (liquidation amount of $1,000 per security) (the "Common Securities") by the Trust; and

        WHEREAS, in connection with the Subscription Agreement and the Common Securities Subscription Agreement and the issuance and sale of the Capital Securities and Common Securities pursuant thereto, the Trust desires to purchase from the Company, and the Company desires to sell to the Trust, all of the Junior Subordinated Debentures.

        NOW, THEREFORE, in consideration of the foregoing premises and the conditions and agreements hereinafter set forth, the parties hereto agree as follows:

        1. The Trust hereby offers to purchase from the Company, and the Company hereby accepts such offer and agrees to issue and sell to the Trust, contemporaneous with the Closing Time, Nine Million Three Hundred Thousand Dollars ($9,300,000) aggregate principal amount of Junior Subordinated Debentures, in consideration of the payment on or before the date hereof of Nine Million Three Hundred Thousand Dollars ($9,300,000) in immediately available funds.

        2. The Company represents and warrants that the Junior Subordinated Debentures have been duly authorized and executed by the Company, and, when duly authenticated and delivered to the Trust in accordance with the terms hereof, will constitute the valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting


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creditors' rights generally or by general principles of equity (regardless of whether considered in a proceeding in equity or at law).



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        3. This Agreement shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles.

        4. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                IN WITNESS WHEREOF, the parties hereto have caused this Debenture Subscription Agreement to be duly executed as of the date first written above.


                                       HAWTHORNE FINANCIAL CORPORATION

                                       By:
                                           -------------------------------------
                                            Simone F. Lagomarsino
                                            President and Chief Executive
                                            Officer


                                       HFC CAPITAL TRUST I



                                       By:
                                           -------------------------------------
                                            Simone F. Lagomarsino
                                            Administrative Trustee



                                       By:
                                           -------------------------------------
                                            Karen Abajian
                                            Administrative Trustee



                                       By:
                                           -------------------------------------
                                            Eileen Lyon
                                            Administrative Trustee



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